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                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We have issued our reports dated December 24, 1996, accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Cooper Life Sciences, Inc. on Form 10-K for the year ended October 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Cooper Life Sciences, Inc. on Forms S-8.


/s/ Grant Thornton LLP

GRANT THORNTON LLP

Parsippany, New Jersey
February 21, 1997